UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024 (March 25, 2024)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Wilshire Blvd., 12th floor, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments of Employment Agreements

Effective as of March 25, 2024, RBB Bancorp (the “Company”) and the Company’s wholly owned subsidiary, Royal Business Bank (the “Bank”), entered into a third amendment of employment agreement with David R. Morris, Chief Executive Officer of the Company and the Bank (the “Morris Third Amendment), to amend certain provisions of the employment agreement previously entered into by the parties on April 12, 2017 (the ”Morris Original Agreement”), as amended by a first amendment of employment agreement entered into by the parties on October 22, 2021, and as amended by the second amendment of employment agreement entered into the parties on May 11, 2023 (the “Morris Agreement”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Morris Employment Agreement.

Effective as of March 25, 2024, the Company and the Bank entered into a second amendment of employment agreement with Jeffrey Yeh, Executive Vice President and Chief Credit Officer of the Company and the Bank (the “Yeh Second Amendment”), to amend certain provisions of the employment agreement previously entered into by the parties on April 12, 2017 (the ”Yeh Original Agreement”), as amended by a first amendment of employment agreement entered into by the parties on October 22, 2021 (the “Yeh Agreement”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Yeh Agreement.

Effective as of March 25, 2024, the Company and the Bank entered into a second amendment of employment agreement with I-Ming (Vincent) Liu, Executive Vice President and Chief Risk Officer of the Company and the Bank (the “Liu Second Amendment”), to amend certain provisions of the employment agreement previously entered into by the parties on April 12, 2017 (the ”Liu Original Agreement”), as amended by a first amendment of employment agreement entered into by the parties on October 22, 2021 (the “Liu Agreement”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Liu Agreement.

Effective as of March 25, 2024, the Company and the Bank entered into a first amendment of employment agreement with Gary Fan, Executive Vice President and Chief Administrative Officer of the Company and the Bank (the “Fan First Amendment”), to amend certain provisions of the employment agreement previously entered into by the parties on March 22, 2023 (the “Fan Agreement”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Fan Agreement.

Collectively, the Morris Third Amendment, the Yeh Second Amendment, the Liu Second Amendment, and the Fan First Amendment are the “Amendments.”

The primary purpose of the Amendments is to modify Section F.4(a) of the Morris Agreement, the Yeh Agreement, the Liu Agreement and the Fan Agreement in order to specify that upon payment of severance due to a change of control, the employment agreements and employment with the Company and the Bank would terminate.  Further, the Amendments delete the provision in each of the employment agreements that allowed employment thereafter under a new agreement.

The foregoing is intended only as a summary and is qualified in its entirety by the terms of the Amendments, copies of which are filed as Exhibits 10.1-10.4 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amendment of Employment Agreement, effective as of March 25, 2024, between RBB Bancorp, Royal Business Bank and Mr. David Morris.

10.2	Second Amendment of Employment Agreement, effective as of March 25, 2024, between RBB Bancorp, Royal Business Bank and Mr. Jeffrey Yeh.

10.3	Second Amendment of Employment Agreement, effective as of March 25, 2024, between RBB Bancorp, Royal Business Bank and Mr. I-Ming (Vincent) Liu.

10.4	First Amendment of Employment Agreement, effective as of March 25, 2024, between RBB Bancorp, Royal Business Bank and Mr. Gary Fan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: March 29, 2024	By:	/s/ Lynn Hopkins
Lynn Hopkins
Interim Chief Financial Officer